[LETTERHEAD] COVOL TECHNOLOGIES, INC.
August 22, 1996

Byrleen Hansen
45 South 1300 East
Pleasant Grove, UT 84062

         RE: TERMS FOR PURCHASE OF OFFICE BUILDING

Dear Byrleen:

Following are the modified terms of purchase for the 401 North Carbonville Road, Price, Utah, office building. The insurance and title companies are gearing up to close around September 1, 1996. This is a follow up to our discussion on Wednesday on the terms of the purchase of the office building in Price. As we discussed, we will arrange with a title company for the closing. Relevant provisions from the Lease Agreement regarding default, insurance, utilities and notices, will continue to apply to the purchase.

The terms outlined in the Lease Agreement, and in our discussions, will be as follows:

Purchase Price:                                      $150,000
Credit for rental payments                            (48,800)

Balance:                                              101,200
Cash to be paid:                                        1,200
Loan to be carried by the owner:                      100,000

Terms: 120 months at 9% per annum.
Monthly payment:                                        1,266.76

Timing: first payment will be due October 1 for the month of September.

Annuity arrangement:       Prepayment will not be permitted. If for  any  reason
                           we sell the building before 10 years, we will escrow sufficient money to guarantee that you continue receiving the same payments for the remainder of the 10 years, without adverse tax consequences.

Late payment penalty:      $10 for each day after  the first of the  month  that
                           you actually receive our payment.

Encumbrances:              Covol will not use the building as collateral for any
                           loan.
[LETTERHEAD]3280 NO. FRONTAGE ROAD, LEHI, UT 84043 801-768-4481 FAX:801-768-4483

Taxes: Covol pays taxes for 1996. Future taxes will be escrowed.

Insurance:                 The replacement policy will be in effect by September
                           1, 1996. Insurance agent will be instructed to notify you if the coverage lapses during the term of this agreement.

Title insurance:           You  will  pay  half  the  cost  of  obtaining  title
                           insurance, up to $320 (half of $640).

Default: If Covol defaults on she purchase or Lease Agreement, and you take back the building, Covol must return it in its original condition, minus ordinary wear.

Again, Byrleen, if there are any questions with the above, call me so we can clear them up before closing.

Sincerely,


/s/Asael T. Sorensen
Asael T. Sorensen
General Counsel